Exhibit 99.1
Form 4/A Joint Filer Information

Name:	Radical Holdings LP

Address:	5424 Deloache Avenue Dallas, Texas 75220

Designated Filer:	Radical Holdings LP

Issuer & Ticker Symbol:	Immediatek, Inc. (IMKI.OB)

Date of Event Requiring Statement:	November 14, 2006

Signature:	Radical Holdings LP, a Texas limited partnership

	By:	Radical Management LLC, a Texas limited liability company, its general partner

		By:	/s/ MARK CUBAN

		Name:	Mark Cuban
		Title:	President

Name:	Radical Management LLC

Address:	5424 Deloache Avenue Dallas, Texas 75220

Designated Filer:	Radical Holdings LP

Issuer & Ticker Symbol:	Immediatek, Inc. (IMKI.OB)

Date of Event Requiring Statement:	November 14, 2006

Signature:	Radical Management LLC, a Texas limited liability company

	By:	/s/ MARK CUBAN

	Name:	Mark Cuban
	Title:	President

Name:	Mark Cuban

Address:	P.O. Box 12388 Dallas, Texas 75225

Designated Filer:	Radical Holdings LP

Issuer & Ticker Symbol:	Immediatek, Inc. (IMKI.OB)

Date of Event Requiring Statement:	November 14, 2006

Signature:	/s/ MARK CUBAN

Mark Cuban